UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 18, 2012

Date of Report (Date of earliest event reported)

WESTERN GAS PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

(832) 636-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Entry into a Material Definitive Agreement.

On October 18, 2012, Western Gas Partners, LP (the “Partnership”) completed the previously announced public offering of $150 million aggregate principal amount of its 4.0% senior notes due 2022 (the “Notes”). The terms of the Notes are governed by the Indenture, dated as of May 18, 2011 (the “Base Indenture”), by and among the Partnership, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Fourth Supplemental Indenture, dated as of June 28, 2012 (the “Fourth Supplemental Indenture”), by and among the Partnership and the Trustee, setting forth the specific terms applicable to the Notes. The Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture, is referred to herein as the “Indenture.” Interest on the Notes will accrue from June 28, 2012 and will be payable semi-annually on January 1 and July 1 of each year, commencing January 1, 2013. The Partnership has previously issued $520,000,000 aggregate principal amount of its 4.0% senior notes due 2022 (the “Existing Notes”) under the Indenture. The Notes will have terms identical to the Existing Notes and will be treated as a single series of debt securities for all purposes under the Indenture. RBS Securities Inc. served as the representative of the underwriters in the offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC, its general partner

Date: October 18, 2012

/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 5.1	Opinion of Vinson & Elkins L.L.P.

Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)